Exhibit 10.1

ENGLISH TRANSLATION - EXECUTED DOCUMENT IS IN SPANISH

--- NOTARIAL INSTRUMENT

NOTARIAL INSTRUMENT

VOLUME

PAGE

IN THE CITY OF CUERNAVACA, State of Morelos, on

---,

2015, I, Mr. HUGO SALGADO CASTAÑEDA, head notary of Notary Office No. 2 and federal real estate notary of the First Notarial District of the State of Morelos, whose headquarters are located in this city, attest to:

--- The NOTARIAL INSTRUMENT that contains:

A). The SIMPLE THIRD PACKAGE MORTGAGE LOAN AGREEMENT entered into by and among BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, hereinafter referred to as “BANAMEX,” represented by Mr. EDUARDO XAVIER VILLALOBOS GAITAN and Ms. SOLEDAD GARCÍA TREJO, party of the first part; the commercial company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its special attorney-in-fact Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter referred to as the “CLIENT,” party of the second part; the commercial, companies BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE and CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, all of which are represented by their special attorney-in-fact Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter, jointly or separately referred to as the “GUARANTOR,” party of the third part; the company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its special attorney-in-fact Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter referred to as the “PACKAGE MORTGAGE GUARANTOR,” party of the fourth part; and on his own behalf, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter the “DEPOSITARY,” party of the fifth part; and the commercial company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its special attorney-in-fact Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter referred to as the “MORTGAGE GUARANTOR,” pursuant to the following:

------------------------------------------------- B A C K G R O U N D

--- CHAIN OF TITLE.

--- REGARDING THE REAL PROPERTIES LOCATED IN MORELOS.

I. FIRST ORIGINAL DEED (PARCEL A). By means of notarial instrument number 14,586, dated September 29, 1997, made before and witnessed by Ms. Patricia Mariscal Vega, Notary Public No. 5 of this First Notarial District of the state, which is currently the Institute of Cadastre and Registry Services of the State of Morelos, under number 124, on page 247 of book 206, volume 2, section 1, dated October 20, 1997, the commercial company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE purchased from the FREE AND SOVEREIGN GOVERNMENT OF THE STATE OF MORELOS for MXN$7,560,926.55 PARCEL A, which resulted from the MERGER of two lots and division into two lots of the property located at Camino a Yecapixtla-Agua Hedionda Km. 2.5, Yecapixtla, Morelos, with the TWO CORRESPONDING RIGHTS-OF-WAY, in the Municipality of Yecapixtla, Morelos, which are identified using real estate tax code 6500-00-084-007, with a total surface area of 1,513,585.31 m2 and the metes and bounds duly specified in such notarial instrument.

II. SECOND ORIGINAL DEED (PARCEL OF RURAL LOTS NAMED ECATEPEC, JOYA DE CAZAHUATE AND PIEDRA PARADA). By means of notarial instrument number 58,232, dated December 12, 1997, made before and witnessed by Mr. Armando Gálvez Pérez Aragón, Notary Public No. 103 of the Federal District, registered with the current Institute of Cadastre and Registry Services of the State of Morelos under number 117, on page 233 of book 225, volume 2, section 1, dated April 7, 1998, the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE purchased from BANCO UNI”N, SOCIEDAD AN”NIMA, INSTITUCI”N DE BANCA MÚLTIPLE for MXN$1,010,000.00 the PARCEL of the rural lands named ECATEPEC, JOYA DE CAZAHUATE and PIEDRA PARADA, with no number, and the BUILDINGS present on them, in YECAPIXTLA, State of MORELOS, which is identified using real estate tax code 6500-00-084-008 and has a surface area of 50,400 m2 and the metes and bounds duly specified in such notarial instrument.

III. MERGER OF LOTS AND DIVISION OF THE REAL PROPERTY PRODUCT OF THE MERGER. By means of notarial instrument number 32,409, dated March 26, 2003, made before and witnessed by Ms. Patricia Mariscal Vega, Notary Public No. 5 of the First Notarial District of the State of Morelos, registered the current Institute of Cadastre and Registry Services of the State of Morelos, under numbers 55-57, pages 109-113, book 534, volume 1, section 1, dated May 12, 2003, which is currently digital real estate folio number 409514 1, the commercial company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, once given authorization by the Secretariat of Zoning and Public Works of the State of Morelos, through the Directorate General of Parcels, Condominiums and Residential Developments of the State of Morelos and in accordance with the resolution of the Committee for the Regulation of Parcels, Condominiums and Residential Developments of the State adopted on June 17, 1998, contained in official authorization number FD-XV-036/99, dated March 3, 1999, the following was notarized:

--- The MERGER of the two properties indicated in items ONE and TWO of this background chapter, which are identified as PARCEL A product of the MERGER of two lots and the division into two parcels of the property located at Camino a YECAPIXTLA-AGUA HEDIONDA Km. 2.5, YECAPIXTLA, MORELOS, with the TWO CORRESPONDING RIGHTS-OF-WAY in the Municipality of Yecapixtla, Morelos, identified with real estate tax code 6500-00-084-007, and the unnumbered PARCEL of the rural lands named ECATEPEC, JOYA DE CAZAHUATE and PIEDRA PARADA and the BUILDINGS currently located on them, in YECAPIXTLA, State of MORELOS, identified using real estate tax code 6500-00-084-008, so that they form ONE SINGLE TOPOGRAPHIC UNIT with a surface area of 1,547,474.26 m2, and the metes and bounds specified in such notarial instrument.

--- The DIVISION of the property product of the MERGER described in the previous paragraph into TWO PARCELS identified as PARCEL A, with a surface area of 6,597.70 m2, and REMAINING PARCEL, with a surface area of 1,540,876.56 m2, and the metes and bounds specified in such notarial instrument, which are inserted herein by reference.

IV. DIVISION OF REMAINING PARCEL, WITH A SURFACE AREA OF 1,540,876.56 M2. By means of notarial instrument number 231,516, dated November 3, 2010, made before and witnessed by Mr. HUGO MANUEL SALGADO BAHENA, then-aspiring notary acting as substitute for the undersigned notary, registered with the current Institute of Cadastre and Registry Services of the State of Morelos under digital real estate folio number 409514 -1, dated November 12, 2010, subject to prior authorization for this purpose given by the Secretariat of Zoning, Parcels and Condominiums of the Office of the Municipal Head of the Municipality of Yecapixtla, Morelos, by means of OFFICIAL AUTHORIZATION number PMY/DDUFC/0003/2010, dated October 7, 2010, in file number DUFC/2009-2012, the DIVISION of the property identified as REMAINING PARCEL product of the merger and division into two parcels of the land located at CAMINO A YECAPIXTLA-AGUA HEDIONDA, KM. 2.5, Municipality of YECAPIXTLA, State of MORELOS, identified using real estate tax code 6500-01-084-007, with a surface area of 1,540,876.56 m2, and the metes and bounds specified in such notarial instrument, was recorded.

--- THREE PARCELS and the CREATION OF RIGHT-OF-WAY NUMBER 3 resulted from the aforementioned DIVISION. Such PARCELS are identified as:

---A). PARCEL A. With a surface area of 113,834.27 m2.

---B). PARCEL B. With a surface area of 258,694.05 m2.

--- C). REMAINING PARCEL. With a surface area of 1,147,862.24 m2 and the following metes and bounds: TO THE NORTH, along 11 stretches: from vertex 21 to vertex 22, measuring 444.80 m, and from vertex 22 to vertex 23, measuring 28.88 m, with such points bordering private property. Stretches from vertex 23 to vertex 24, measuring 50 m; from vertex 24 to vertex 25, measuring 110 m; from vertex 25 to vertex 26, measuring 14.10 m; from vertex 26 to vertex 27, measuring 17.40 m; and from vertex 27 to vertex 28, measuring 54.50 m; with such points bordering the Federal Electricity Commission substation. Stretches from vertex 28 to vertex 29, measuring 44.94 m; from vertex 29 to vertex 30, measuring 258.38 m; from vertex 30 to vertex 31, measuring 186.45 m; and from vertex 31 to vertex 32, measuring 245.75 m, bordering private property. TO THE EAST, along 11 stretches: from vertex 32 to vertex 33, measuring 65.48 m; from vertex 33 to vertex 34, measuring 20.58 m; from vertex 34 to vertex 35, measuring 7.43 m; from vertex 35 to vertex 36, measuring 105.92 m; from vertex 36 to vertex 37, measuring 351.94 m; from vertex 37 to vertex 38, measuring 30.86 m; from vertex 38 to vertex 39, measuring 260.40 m; and from vertex 39 to vertex 40, measuring 11.96 m, with such points bordering Right-of-Way 1 and private property. Stretches from vertex 40 to vertex 41, measuring 550.75 m, and from vertex 41 to vertex 42, measuring 418.92 m, with such points bordering the Mexican Institute of Social Security of Yecapixtla. The stretch from vertex 42 to vertex 43, measuring 112.73 m, bordering Agua Hedionda-Huescas Highway. TO THE SOUTH, along two stretches, from vertex 43 to vertex 44, measuring 400.88 m; from vertex 44 to vertex 45, measuring 656.50 m; from vertex 45 to vertex 46, bordering Right-of-Way 2 and Department of the Federal District nurseries. TO THE WEST, along 65 stretches, from vertex 45 to vertex 46, measuring 59.40 m; from vertex 46 to vertex 47, measuring 60.85 m; from vertex 47 to vertex 48, measuring 56.03 m; from vertex 48 to vertex 49, measuring 65.79 m; from vertex 49 to vertex 50, measuring 76.12 m; from vertex 50 to vertex 51, measuring 4.91 m; from vertex 51 to vertex 52, measuring 4.71 m; from vertex 52 to vertex 53, measuring 4.98 m; from vertex 53 to vertex 54, measuring 4.98 m; from vertex 54 to vertex 55, measuring 4.93 m; from vertex 55 to vertex 56, measuring 5.01 m; from vertex 56 to vertex 57, measuring 5.06 m; from vertex 57 to vertex 58, measuring 5.01 m; from vertex 58 to vertex 59, measuring 5.03 m; from vertex 59 to vertex 60, measuring 4.88 m; from vertex 60 to vertex 61, measuring 4.98 m; from vertex 61 to vertex 62, measuring 72.17 m; from vertex 62 to vertex 63, measuring 51.93 m; from vertex 63 to vertex 64, measuring 55.80 m; from vertex 64 to vertex 65, measuring 20.78 m; from vertex 65 to vertex 66, measuring 27.52 m; from vertex 66 to vertex 67, measuring 35.34 m; from vertex 67 to vertex 68, measuring 46.72 m; from vertex 68 to vertex 69, measuring 50.23 m; from vertex 69 to vertex 70, measuring 66.15 m; from vertex 70 to vertex 71, measuring 48.42 m; from vertex 71 to vertex 72, measuring 47.67 m; from vertex 72 to vertex 73, measuring 50.92 m; from vertex 73 to vertex 74, measuring 57.65 m; from vertex 74 to vertex 75, measuring 20.10 m; from vertex 75 to vertex 76, measuring 39.78 m; from vertex 76 to vertex 77, measuring 20.08 m; from vertex 77 to vertex 78, measuring 56.30 m; from vertex 78 to vertex 79, measuring 41.31 m; from vertex 79 to vertex 80, measuring 25.01 m; from vertex 80 to vertex 81, measuring 13.14 m; from vertex 81 to vertex 82, measuring 32.03 m; from vertex 82 to vertex 83, measuring 34.47 m; from vertex 83 to vertex 84, measuring 20.58 m; from vertex 84 to vertex 85, measuring 20.03 m; and from vertex 85 to vertex 86, measuring 17.78 m; from vertex 86 to vertex 87, measuring 7.09 m, with such points bordering Parcel B. Stretches from vertex 87 to vertex 88, measuring 14.11 m; from vertex 88 to vertex 89, measuring 5.16 m; from vertex 89 to vertex 1, measuring 41.08 m; from vertex 1 to vertex 2, measuring 5.04 m; from vertex 2 to vertex 3, measuring 14.96 m; vertex 3 to vertex 4, measuring 28.27 m; from vertex 4 to vertex 5, measuring 34.60 m; from vertex 5 to vertex 6, measuring 14.64 m; from vertex 6 to vertex 7, measuring 17.18 m; from vertex 7 to vertex 8, measuring 16.73 m; from vertex 8 to vertex 9, measuring 7.57 m; from vertex 9 to vertex 10, measuring 8.67 m; from vertex 10 to vertex 11, measuring 55.26 m; and from vertex 11 to vertex 12, measuring 147.04 m, with such points bordering private property. Stretches from vertex 12 to vertex 13, measuring 245.23 m; from vertex 13 to vertex 14, measuring 55.59 m; from vertex 14 to vertex 15, measuring 17.18 m; from vertex 15 to vertex 16, measuring 228.24 m; from vertex 16 to vertex 17, measuring 224.26 m; from vertex 17 to vertex 18, measuring 156.75 m; and from vertex 18 to vertex 19, measuring 256.32 m, with such points bordering Parcel A resulting from the merger. Stretches from vertex 19 to vertex 20, measuring 424.20 m, and from vertex 20 to vertex 21, measuring 70.10 m, bordering private property.

--- RIGHT-OF-WAY NUMBER 3. With a surface area of 20,485.98 m2, which was then divided into eight sections.

---- With the metes and bounds that are specified for each in such instrument, which are fully inserted herein by reference.

V. DIVISION AND SALE OF THE REMAINING PARCEL THEREOF. By means of notarial instrument number 242,454, dated November 4, 2011, made before and witnessed by Mr. HUGO MANUEL SALGADO BAHENA, then-aspiring notary acting as substitute for the head of this notary office, the following was recorded:

--- A). THE NOTARIZATION OF THE DIVISION into 2 PARCELS of the property identified as REMAINING PARCEL resulting from the division of the property identified as REMAINING PARCEL, which, in turn, resulted from the merger and division into 2 parcels of the land located at Camino a Yecapixtla-Agua Hedionda, Km 2.5, Municipality of Yecapixtla, State of Morelos, with real estate tax code number 6500-01-084-007, which occurred at the request of the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which is herein represented by Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, in accordance with the authorization issued by the Department of Urban Planning, Subdivisions and Condominiums of the Municipal Government of Yecapixtla, Morelos, by means of official authorization number PMY/CMFCCU/DDUFC/0144/2011, dated November 3, 2011, with the appearance and agreement of Messrs. ALFONSO GARCÍA GARCÍA and FRANCISCO RICARDO BUSTAMANTE URQUIJO, as legal representatives of BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, which is hereinafter referred to as “BANAMEX.”

--- B). THE PARTIAL CANCELLATION OF THE MORTGAGE CREATED IN THE SIMPLE LOANAGREEMENT granted by BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, which is herein represented by Messrs. ALFONSO GARCÍA GARCÍA and FRANCISCO RICARDO BUSTAMANTE URQUIJO, to the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, only with respect to PARCEL A, which resulted from the division indicated in the previous paragraph and which has a surface area of 48,499.64 m2, and whose area, metes and bounds are specified in the body of this instrument.

--- C). THE PURCHASE AND SALE AGREEMENT executed by BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, as SELLER, which is herein represented by Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, as special attorney-in-fact, and by MALTA TEXO DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, as PURCHASER, which is herein represented by Mr. JUAN ANTONIO PEDROZA MARTÍNEZ, as chief executive officer of the company, with respect to the property identified as PARCEL A resulting from the division of REMAINING PARCEL, which, in turn, resulted from the merger and division into 2 parcels of land located at Camino a Yecapixtla-Agua Hedionda, Km 2.5, Municipality of Yecapixtla, State of Morelos, with a surface area of 48,499.64 m2 and which has the metes and bounds specified in such instrument.

--- D). THE CREATION OF A RIGHT-OF-WAY granted by the company MALTA TEXO DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which is represented as specified, to the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which is represented as specified.

V.1. Pursuant to the foregoing, the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE maintained ownership of the property identified as REMAINING PARCEL resulting from the division of REMAINING PARCEL, which, in turn, resulted from the merger and division into 2 parcels of land located at Camino a Yecapixtla-Agua Hedionda, Km 2.5, Municipality of Yecapixtla, State of Morelos, with a surface area of 1,099,362.60 m2 and the following metes and bounds: TO THE NORTH, measuring 1,311.45 m along a line divided into six stretches, bordering private property; TO THE EAST, measuring 851.87 m along a line divided into eight stretches, bordering private property, measuring 965.81 m along a line divided into two stretches, bordering the Mexican Institute of Social Security of Yecapixtla and 115.47 m, bordering Carretera Agua Hedionda-Huesca; TO THE SOUTH, measuring 806.07 m along a line divided into two stretches, bordering the nurseries of the Department of the Federal District, and 882.67 m along a line divided into nine stretches, bordering Parcel A, which has an easement through the center; and TO THE WEST, measuring 3,503.10 m along a line divided into 56 stretches, bordering private property.

--- Individually, such property is registered with the Institute of the Public Registry of Property and Commerce of the State of Morelos under digital real estate folio number 619792-1.

VI. DIVISION INTO TWO PARCELS AND PARTIAL CANCELLATION OF MORTGAGE. By means of notarial instrument number 273,752, dated August 27, 2014, made before and witnessed by the undersigned notary, whose first notarially-certified copy was registered with the Institute of Cadastre and Registry Services of the State of Morelos under digital folio number 619792-1 and 659314-1, the following was recorded:

A). THE FORMALIZATION OF THE DIVISION into TWO PARCELS of the property identified as REMAINING PARCEL, WHICH RESULTED FROM THE DIVISION OF REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE DIVISION OF THEN-REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE MERGER AND DIVISION INTO TWO PARCELS OF LAND LOCATED AT CAMINO A YECAPIXTLA-AGUA HEDIONDA KM 2.5, MUNICIPALITY OF YECAPIXTLA, STATE OF MORELOS, with real estate tax code number 6500-01-084-007, which was carried out at the request of the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which is herein represented by Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, in accordance with the authorization issued by the Department of Urban Planning, Subdivisions and Condominiums of the Municipal Government of Yecapixtla, Morelos, by means of official authorization number PMY/DDO/009/2013-2015, dated August 22, 2014, with the appearance and agreement of Mr. EDUARDO XAVIER VILLALOBOS GAITÁN and Ms. SOLEDAD GARCÍA TREJO, as attorneys-in-fact of BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, which is hereinafter referred to as “BANAMEX.”

--- The following properties resulted from such division:

A.1). PARCEL A (REMAINING), WHICH RESULTED FROM THE DIVISION OF REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE DIVISION OF THEN-REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE MERGER AND DIVISION INTO TWO PARCELS OF LAND LOCATED AT CAMINO A YECAPIXTLA-AGUA HEDIONDA KM 2.5, MUNICIPALITY OF YECAPIXTLA, STATE OF MORELOS, with a surface area of 1,015,036.91 m2.

--- Individually, such property is registered with the Institute of Cadastre and Registry Services of the State of Morelos under digital real estate folio number 619792-1.

A.2). PARCEL B, WHICH RESULTED FROM THE DIVISION OF REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE DIVISION OF THEN-REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE MERGER AND DIVISION INTO TWO PARCELS OF LAND LOCATED AT CAMINO A YECAPIXTLA-AGUA HEDIONDA KM 2.5, MUNICIPALITY OF YECAPIXTLA, STATE OF MORELOS, with a surface area of 84,325.692 m2 and the metes and bounds specified in such instrument.

--- Individually, such property is registered with the Institute of Cadastre and Registry Services of the State of Morelos under digital real estate folio number 659314-1.

B). THE PARTIAL CANCELLATION OF A MORTGAGE granted by BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, herein represented by Mr. EDUARDO XAVIER VILLALOBOS GAITÁN and Ms. SOLEDAD GARCÍA TREJO, to the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, only in regard to PARCEL B, which resulted from the division of REMAINING PARCEL, WHICH RESULTED FROM THE DIVISION OF “REMAINING” PARCEL, WHICH, IN TURN, RESULTED FROM THE DIVISION OF THEN-”REMAINING” PARCEL, WHICH, IN TURN, RESULTED FROM THE MERGER AND DIVISION INTO TWO PARCELS OF LAND LOCATED AT CAMINO A YECAPIXTLA-AGUA HEDIONDA KM 2.5, MUNICIPALITY OF YECAPIXTLA, STATE OF MORELOS, with a surface area of 84,325.69 m2, the description of whose area, metes, and bounds is set forth in the body of this instrument.

VII. THE SALE OF ONE PARCEL. By means of notarial instrument number 273,779, dated August 27, 2014, which was made before and witnessed by the undersigned notary, whose first notarially-certified copy was registered with the Institute of Cadastre and Registry Services of the State of Morelos under digital real estate folio number 659314-1, the SALE VIA ASCERTAINMENT BY MEASUREMENT was recorded, which was executed by BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE as the SELLER, herein represented by Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, as special attorney-in-fact, hereinafter referred to as the “SELLER,” and by INMOBILIARIA BURLPARK, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE as the PURCHASER, herein represented by Mr. LUIS SIGFRIDO MONTOYA CRUZ, as attorney-in-fact, which purchased for his principal the property identified as PARCEL B, WHICH RESULTED FROM THE DIVISION OF REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE DIVISION OF THEN-REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE MERGER AND DIVISION INTO TWO PARCELS OF LAND LOCATED AT CAMINO A YECAPIXTLA-AGUA HEDIONDA KM 2.5, MUNICIPALITY OF YECAPIXTLA, STATE OF MORELOS, with a surface area of 84,325.692 m2, the description of whose metes and bounds is set forth in paragraph A.2) of background item SIX of this instrument.

VII.1. MORTGAGED PROPERTY. Pursuant to the foregoing, the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE maintained ownership of the property identified as PARCEL A (REMAINING), WHICH RESULTED FROM THE DIVISION OF REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE DIVISION OF THEN-REMAINING PARCEL, WHICH, IN TURN, RESULTED FROM THE MERGER AND DIVISION INTO TWO PARCELS OF LAND LOCATED AT CAMINO A YECAPIXTLA-AGUA HEDIONDA KM 2.5, MUNICIPALITY OF YECAPIXTLA, STATE OF MORELOS, with a surface area of 1,015,036.91 m2 and the following metes and bounds: TO THE NORTH, 635.55 m along a broken line bordering private property and 716.46 m along a broken line bordering Parcel B (Yecapixtla thread factory), and 255.29 m bordering private property; TO THE SOUTH, 1,032.76 m along a broken line bordering Department of the Federal District nurseries; TO THE EAST, 851.87 m along a broken line bordering private property and 965.80 m along a broken line bordering the Mexican Institute of Social Security of Yecapixtla; and TO THE WEST, 3,503.10 m along a broken line bordering private property.

--- Such property is registered with the Institute of Cadastre and Registry Services of the State of Morelos under digital real estate folio number 619792-1.

VII.2. BUILDINGS. The representative of BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE states that his principal, using its own funds and subject to the corresponding construction licenses, constructed buildings allocated to industry and offices on the lot described in the previous paragraph, of which it is the sole legitimate owner.

-- Hereinafter, the lot and the buildings located on it, together with its natural accretions, permits and licenses, and all incorporated assets described in paragraph VII.1 above, shall be jointly referred to as the “Coahuila Properties.”

--- PACKAGE-MORTGAGED PROPERTIES LOCATED IN COAHUILA.

VIII. FIRST DEED. By means of notarial instrument number 358, dated October 25, 1993, made before and witnessed by Mr. Homero Gómez García, head notary of Notary Office No. 29 of Saltillo, State of Coahuila de Zaragoza, registered with the Public Registry of Property of Parras de la Fuente, State of Coahuila de Zaragoza on December 23, 1993, section I, book 31A, folio 240, and under entry 4,041, PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, acquired the NORTHERN PARCEL of the RUSTIC LOT called “LOS CIPRESES,” located in the Municipality of Parras de la Fuente, State of Coahuila de Zaragoza, with a surface area of 159,175.59 m2 and the following BEARINGS, METES and BOUNDS, which I am copying from such instrument: “ . . . from point 1 to point 2, along a distance of 361.08 meters bordering property reserved by the seller Compañía Industrial de Parras, S.A. de C.V.; from point 2 to point 3, along a distance of 300 meters, bordering land property of Messrs. Leonardo Martínez and Juan Morales; from point 3 to point 4, along a distance of 83.22 meters; from point 4 to point 5, along a distance of 18.12 meters; from point 5 to point 6, along a distance of 444.40 meters, with these last points bordering the property of Mr. Felipe Madero, which has a right-of-way through the center; from point 6 to point 7, along a distance of 96.14 meters; from point 7 to point 8, along a distance of 56.99 meters; and from point 8 to point 1, closing the perimeter, along a distance of 275.03 meters and bordering Carretera Parras Paila along these last points . . . “;

IX. SECOND DEED. By means of notarial instrument number 30, dated March 29, 1994, made before and witnessed by Mr. Juan Carlos Lamas Urista, head notary of Notary Office No. 1 of Parras de la Fuente, State of Coahuila de Zaragoza, registered with the Public Registry of Property of Parras de la Fuente, State of Coahuila de Zaragoza on January 9, 2000, section I, book 42, folio 118, and under entry 5,838, PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL DE VARIABLE acquired AN EASTERN PORTION of the RURAL LAND of EX-CAMPO DE AVIACI”N in the Municipality of Parras de la Fuente, State of Coahuila de Zaragoza, with a surface area of 1,650.00 m2 and the following BEARINGS, METES and BOUNDS, which I am copying from such instrument: “ . . . NORTH: measuring 55 m and bordering the Federal Electricity Commission substation. SOUTH: measuring 55 m and bordering Agrícola del Rosario, S. de R.L. EAST: measuring 30 m and bordering Carretera Parras, Paila. WEST: measuring 30 m and bordering Agrícola del Rosario, S. de R.L. . . .”;

X. THIRD DEED. By means of notarial instrument 44, dated May 20, 1994, made before and witnessed by the aforementioned notary public and registered with the Public Registry of Property of Parras de la Fuente, State of Coahuila de Zaragoza on July 6, 1994, section I, book 32, folio 73, and under entry 4,257, PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL DE VARIABLE acquired A PORTION of the AGOSTADERO RURAL LAND called “ALTO DE CONEJOS” in the Municipality of Parras de la Fuente, State of Coahuila de Zaragoza, with a surface area of 5-04-42 ha and the following BEARINGS, METES and BOUNDS, which I am copying from such instrument: “ . . . WEST: measuring 149.976 m and bordering Compañía Industrial de Parras. NORTH: measuring 333.76 m and bordering the undersigned, Mr. Juan B. Morales Doria. SOUTH: measuring 7.03 m, bordering the undersigned, Mr. Juan B. Morales Doria. SOUTH: measuring 326.63 m bordering Mr. Fernando Martínez. EAST: measuring 152.324.00 (sic) meters, bordering Mr. Juan B. Morales Doria . . . “; and

XI. FOURTH DEED. By means of notarial instrument number 7, dated February 20, 2001, made before and witnessed by Mr. Jesús María Farías Ayala, head notary of Notary Office No. 3 of Parras de la Fuente, State of Coahuila de Zaragoza, registered with the Public Registry of Property of Parras de la Fuente, State of Coahuila de Zaragoza on April 5, 2001, section I, book 43, folio 65, and under entry 5,986, PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL DE VARIABLE acquired TWO LOTS THAT FORM ONE SINGLE BODY located at ACERA ORIENTE of CARRETERA PARRAS-PAILA, between Hotel Rincón del Montero and Fábrica de Mezclilla Parras Cone de México, Sociedad Anónima de Capital Variable in the Municipality of Parras de la Fuente, State of Coahuila de Zaragoza, with a surface area of 39-97-56 ha and the following BEARINGS, METES and BOUNDS, which I am copying from such instrument: “ . . . lot facing highway, TO THE NORTH, measuring 300.00 m, with the property of Mr. and Mrs. Felipe Daniel Madero González; TO THE SOUTH measuring 302.00 m, with the property of Mr. Juan B. Morales Doria; TO THE EAST, measuring 484.00 m, with the property of Mr. and Mrs. Felipe Daniel Madero González; and TO THE WEST, measuring 450.00 m, with Parras-Paila Highway. With a total surface area of 14-01-00 ha. Interior lot boundaries: bearings, metes and bounds: 0-1, N-88°00’00”-E, 300 m. 1-2, S-02°00´00”-E, 484 m. 2-3 S-85°42’00”-E, 231 m. 3-4, N-07°46’00”-E, 512.50 m. 4-5, N-35°33´00”-E, 46.90 m. 5-6, S-60°06’00”-W, 18.70 m. 6-7, N-55°17’00”-E 18.70 m. 7-8, N-17°48’00”-W, 16.80 m. 8-9, N-57°39’00”-W, 52.50 m. 9-10, N-08°18’00”-W, 33.00 m. 10-11, N-14°49’00”-W, 60.30 m. 11-12, N-31°00’00”-W, 18.50 m. 12-13, N-57°58’00”-W, 30.50 m. 13-14, S-88°00’00”-W, 612.25 m. 14-0, S-00°00’00”-W, 612.25 m. With an area of the Interior Lot of 25-96-56 ha . . . .”

--- CURRENTLY, THE AFOREMENTIONED PROPERTIES ARE REGISTERED WITH THE PUBLIC REGISTRY OF PROPERTY OF PARRAS DE LA FUENTE, COAHUILA, UNDER ENTRY NUMBER 6,886, IN PROPERTY BOOK 69, S.C., SECTION I, DATED APRIL 15, 2011.

XII. BUILDINGS. PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE's representative states that on the lots described in background items VIII, IX, X and XI, its principal, using its own funding and with the corresponding construction licenses, constructed buildings for industrial and office use, of which it is the sole and legitimate owner.

Hereinafter, the lots and the buildings located on it, together with their natural accretions, permits, licenses and all property a part thereof, which are described in foregoing background items VIII, IX, X and XI, shall be jointly referred to as the “Coahuila Properties.”

XII. AGREEMENT FOR TERMINATING THE IRREVOCABLE GUARANTEE TRUST AGREEMENT. By means of notarial instrument number 235,813, dated March 28, 2011, made before and witnessed by Mr. HUGO MANUEL SALGADO BAHENA, then-aspiring notary acting as substitute for the undersigned notary, the AGREEMENT FOR TERMINATING IRREVOCABLE GUARANTEE TRUST NO. F-675 was recorded, as well as the resulting PROPERTY REVERSION, which was entered into by PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, as settlor, represented by Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, and BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, as settlor, represented by the aforementioned Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS; GENERAL ELECTRIC CAPITAL CORPORATION, represented by Mr. MARCOS SIQUEIROS BALLESTEROS, as beneficiary acting as agent for the lenders in accordance with a loan agreement; and GE CONSUMO MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, SOCIEDAD FINANCIERA DE OBJETO MULTIPLE, ENTIDAD NO REGULADA (as successor in interest due to a spin-off of Ge Money Bank, Sociedad Anónima, Institución de Banca Múltiple, Ge Capital Grupo Financiero, División Fiduciaria), as trustee, represented by its chief trust officer, Ms. ELVIRA GUTIÉRREZ ESCOBAR.

--- The following are the current registration entries corresponding to the Coahuila Properties described in items VII, VIII, IX and X of this background chapter due to the execution of the aforementioned legal transaction: ENTRY 6,886, PROPERTY BOOK 69, S.C., SECTION I, DATED APRIL 15, 2011.

------------------------------------- THE LOAN AGREEMENTS

XIV. CANCELLATION OF MORTGAGE AND SIMPLE FIRST PACKAGE MORTGAGE LOAN AGREEMENT. By means of notarial instrument no. 278,327, dated January 28, 2015, made before and witnessed by the undersigned notary, the NOTARIAL INSTRUMENT containing the following was recorded:-------------------------------------------------------------A) MORTGAGE CANCELLATION issued by BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, hereinafter referred to as “BANAMEX,” represented by Mr. EDUARDO XAVIER VILLALOBOS GAITAN and Ms. SOLEDAD GARCIA TREJO, who may also be referred to as the “Mortgagee,” who are canceling the mortgages in favor of the companies PARRAS CONE DE MEXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE and BURLIGTON YECAPIXTLA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and B) the SIMPLE LOAN AGREEMENT entered into by BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, referred to as “BANAMEX,” represented by Ms. SOLEDAD GARCIA TREJO and Mr. FRANCISCO R. BUSTAMANTE URQUIJO, also known as FRANCISCO RICARDO BUSTAMANTE URQUIJO; by the commercial company BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter referred to as the “CLIENT”; with the appearance of the commercial companies PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, and CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, jointly or separately referred to as the “GUARANTOR”; with the appearance of the commercial company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, hereinafter referred to as the “PACKAGE MORTGAGE GUARANTOR”; with the appearance of Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS and Mr. JUAN ELADIO BAÑUELOS HERNÁNDEZ, on their own behalf, who are referred to as the “DEPOSITARY”; with the appearance of the commercial company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, who was referred to as the “MORTGAGE GUARANTOR.” Such loan was granted for the amount of US$17,591,250.00 (SEVENTEEN MILLION FIVE HUNDRED NINETY-ONE THOUSAND TWO HUNDRED FIFTY DOLLARS 00/100, LEGAL TENDER OF THE UNITED STATES OF AMERICA), with the method of payment, interest calculation, rate, and other LENDER obligations being specified in such agreement.

--- As guarantee for the performance of each and every obligation derived from the aforementioned agreement, a FIRST MORTGAGE was created in favor of BANAMEX with respect to the Morelos Property on the real property originally identified on the execution date of such instrument, as indicated in background item IVC), with the mortgage on the real property identified in item VII.1 of this chapter surviving, as well as a FIRST MORTGAGE on the complete industrial unit making up the company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

XV. CANCELLATION OF MORTGAGE AND SIMPLE SECOND PACKAGE MORTGAGE LOAN AGREEMENT. By means of notarial instrument no. 278,330, dated January 28, 2015, made before and witnessed by the undersigned notary, the NOTARIAL INSTRUMENT containing the following was recorded: A) MORTGAGE CANCELLATION issued by BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, hereinafter referred to as “BANAMEX,” represented by Mr. EDUARDO XAVIER VILLALOBOS GAITAN and Ms. SOLEDAD GARCIA TREJO, who may also be referred to as the “Mortgagee,” who are canceling the mortgages in favor of the companies PARRAS CONE DE MEXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE and BURLIGTON YECAPIXTLA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and B) the SIMPLE SECOND-PACKAGE MORTGAGE LOAN AGREEMENT entered into by BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, referred to as “BANAMEX,” represented by Mr. EDUARDO XAVIER VILLALOBOS GAITAN and Mr. ALFONSO GARCÍA GARCÍA; with the appearance of the commercial company BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, as the BORROWER; with the appearance of the commercial companies PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, and CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, all of which were represented by their attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, as the “GUARANTORS”; with the appearance of the commercial company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS, as the PACKAGE MORTGAGE GUARANTOR; with the appearance of Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS as the “DEPOSITARY”; and with the appearance of the commercial company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, represented by its attorney-in-fact, Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS as the “MORTGAGE GUARANTOR.” Such loan was granted for the amount of US$12,208,333.26 (TWELVE MILLION TWO HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS 26/100, LEGAL TENDER OF THE UNITED STATES OF AMERICA), with the method of payment, interest calculation, rate, and other LENDER obligations being specified in such agreement.

--- As guarantee for the performance of each and every obligation derived from the aforementioned agreement, a SECOND MORTGAGE was created in favor of BANAMEX with respect to the Morelos Property identified on the execution date of such instrument, as indicated in background item V.1, with such mortgage on the real property currently identified in item VII.1 of this chapter surviving, as well as a SECOND MORTGAGE on the complete industrial unit making up the company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

XIV. CERTIFICATES OF ENCUMBRANCES AND OF NO ENCUMBRANCES. The current legal status of the real properties subject matter of the guarantees established in this agreement is as follows:

a). The following has been reported regarding the Morelos Property specified in item VII.1 of this chapter:

a.1) FIRST MORTGAGE in favor of BANAMEX in the amount of US$17,591,250.00 (SEVENTEEN MILLION FIVE HUNDRED NINETY-ONE THOUSAND TWO HUNDRED FIFTY DOLLARS 00/100, LEGAL TENDER OF THE UNITED STATES OF AMERICA).

a.2) SECOND MORTGAGE in favor of BANAMEX in the amount of US$12,208,333.26 (TWELVE MILLION TWO HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS [26/100], LEGAL TENDER OF THE UNITED STATES OF AMERICA).

--- Without any other restriction on use or ownership, except for the rights-of-way indicated in this chapter, which is hereby demonstrated with a certificate of encumbrances issued by the Institute of Cadastre and Registry Services of the State of Morelos attached to the appendix of this notarial instrument as Exhibit A as well as the notarially-certified copies issued hereof.

b). The following has been reported regarding the Coahuila Properties specified in items VIII, IX, X and XI of this chapter:

b.1) FIRST PACKAGE MORTGAGE in favor of BANAMEX in the amount of US$17,591,250.00 (SEVENTEEN MILLION FIVE HUNDRED NINETY-ONE THOUSAND TWO HUNDRED FIFTY DOLLARS 00/100, LEGAL TENDER OF THE UNITED STATES OF AMERICA).

a.2) SECOND MORTGAGE in favor of BANAMEX in the amount of US$12,208,333.26 (TWELVE MILLION TWO HUNDRED EIGHT THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS [26/100], LEGAL TENDER OF THE UNITED STATES OF AMERICA).

--- Without any other restriction on use or ownership, which is hereby demonstrated with certificate of encumbrances issued by the Public Registry of Property of Parras de la Fuente, State of Coahuila de Zaragoza, which are attached to the appendix of this notarial instrument as Exhibit B, as well as the notarially-certified copies issued hereof.

----------------------------------------------- R E C I T A L S

I. BANAMEX represents that:

a). It is a lending institution organized and existing under the laws of the United Mexican States and is fully authorized to enter into this agreement and to assume and discharge the obligations herein set forth.

b). Its representatives have the sufficient capacity and powers to execute this agreement in its name.

II. The CLIENT represents that:

a). It is a corporation formed and existing under the applicable laws of the United Mexican States and has the capacity to execute this agreement.

b). Its representative has sufficient power to contract in its name.

c). There is no lawsuit or proceeding whatsoever, nor is it aware of a threat thereof, against it or that may materially affect its properties.

d). All documents and information it has provided to BANAMEX for its analysis and review in granting the financing are true and correctly reflect its current situation.

e). No event or condition has occurred on or before the date of this agreement that has or, as far as it knows, may have a material adverse effect on its business, assets, liabilities, financial condition or condition of any other nature, or its licenses, operations, projects or its ability to meet its obligations hereunder.

f). It has requested a loan from BANAMEX in the terms hereof and is entering into this agreement on its own behalf.

g). The amounts financed under this agreement shall be used for a lawful purpose.

III. The GUARANTOR represents that:

a). It is a corporation formed and existing under the applicable laws of the United Mexican States and has the capacity to execute this agreement.

b). Its representatives have sufficient power to contract in its name.

c). There is no lawsuit or proceeding whatsoever, nor is it aware of a threat thereof, against it or that may materially affect its properties.

d). All documents and information it has provided to BANAMEX for its analysis and review in granting the financing are true and correctly reflect its current situation.

e). No event or condition has occurred on or before the date of this agreement that has or, as far as it knows, may have a material adverse effect on its business, assets, liabilities, financial condition or condition of any other nature, or its licenses, operations, projects or its ability to meet its obligations hereunder.

IV. The PACKAGE MORTGAGE GUARANTOR represents that:

a). It is a corporation formed and existing under the laws of the United Mexican States and is fully authorized in accordance with its corporate purpose to enter into this agreement and to assume and discharge the obligations herein set forth.

b). Its representative has sufficient capacity and authority to execute this agreement in its name.

c). There is no lawsuit or proceeding whatsoever, nor is it aware of a threat thereof, against it or that may affect the mortgage.

d). All documents and information it has provided to BANAMEX for its analysis and review in granting the financing are true and correctly reflect its current situation.

e). No event or condition has occurred on or before the date of this agreement that has or, as far as it knows, may have a material adverse effect on its business, assets, liabilities, financial condition or condition of any other nature, or its licenses, operations, projects or its ability to meet its obligations hereunder.

V. The DEPOSITARY represents that:

a). He is an individual with full authority to enter into this agreement and to assume and discharge the obligations herein set forth.

b). All documents and information he has provided to BANAMEX for its analysis and review in granting the financing are true and correctly reflect his current situation.

c). He agrees to appear as Depositary in accordance with the terms and conditions hereof.

VI. The MORTGAGE GUARANTOR represents that:

a). It is the legitimate owner of the Morelos Property indicated in item VII.1 of the background chapter, which is subject to a first and second encumbrance in favor of BANAMEX, without any other restrictions on ownership, except for the existing rights-of-way, and it is current regarding the payment of all fees and taxes with respect thereto.

b). It has the minimum legal capacity and powers sufficient for providing the Morelos Property described in item VII.1 of the background chapter as collateral subject to a mortgage.

c). There is no lawsuit or proceeding whatsoever, nor is it aware of a threat thereof, against it or that may affect the mortgage.

d). All documents and information it has provided to BANAMEX for its analysis and review in granting the financing are true and correctly reflect its current situation.

e). No event or condition has occurred on or before the date of this agreement that has or, as far as it knows, may have a material adverse effect on its business, assets, liabilities, financial condition or condition of any other nature, or its licenses, operations, projects or its ability to meet its obligations hereunder.

--- Pursuant to the foregoing, the parties agree to the following:

------------------------------------------------------C L A U S E S:

ONE. DEFINED TERMS. The terms defined below and without the need for quotation marks shall have the following meanings, which shall be equally applicable in singular and in plural:

“Total Assets” shall mean all assets with respect to one person as determined pursuant to US GAAP, excluding the following: (i) patents and patent applications, trademarks and trade names, copyrights, franchises and deferred charges; (ii) organizational, experimental and research and development expenses and other similar intangible lines; (iii) all sums unbundled for the purpose of repurchasing shares representing capital stock; and (iv) reserves for depreciation, obsolescence and/or amortization of the assets on its books, as well as all reserves it is required to establish pursuant to US GAAP.

“Debt” shall mean any debt for monies taken as a loan (including inter-company loans) or for deferring the payment of the price of any goods or services with respect to which a person may be liable or directly or contingently guarantees its payment, whether as obligor, guarantor or in any other way, including for these purposes financial leases in accordance with US GAAP.

“Financial Debt” shall mean any Debt that accrues interest.

“Business Day” shall mean any day on which the offices of lending institutions must be open to the public for the execution of banking transactions in Mexico City, Federal District in the terms of the calendar published annually by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) in the Official Gazette of the Federation, without considering for said purpose self-service store branches and those located in companies (SEC).

“Business Day in Mexico and New York” shall mean any Business Day on which, additionally, banks are not authorized or obligated to close in the city of New York, New York, United States of America.

“Dollars” shall mean the legal tender of the United States of America.

“Net Financial Expenses” shall mean the result of (i) interest accrued on Financial Debt during the corresponding accounting period minus (ii) interest accrued on investments made during the accounting period.

“Taxes” shall mean all tax contributions, impositions or levies, including, without limitation, interest on unpaid taxes, tax penalties, enforcement costs and compensation and any other related government charge in the terms of present or future applicable tax provisions and those arising under this agreement.

“Total Liabilities” shall mean all liabilities registered on the accounting date and determined pursuant to US GAAP, including, without limitation, liabilities resulting from the discounting of negotiable instruments, contingent liabilities resulting from liabilities for which it is responsible on behalf of third parties and the reserves established for employee and worker severance pay, tax payments, bonds, other similar reserves and rents payable pursuant to any financial lease agreement.

“CCP Rate” shall mean the latest Cost for Securing Term Liabilities denominated in Mexican pesos for full-service banks in Mexico (CCP in Spanish), expressed in percentages per annum, as published in the Official Gazette of the Federation and that the Mexican central bank deems representative as of the date on which each interest or corresponding default period commences in the terms of the “Payment of Interest” clause of this agreement.

“CETES Rate” shall mean the latest annual rate of return on the primary placement of federal treasury certificates (certificados de la Tesorería de la Federación, or CETES) over a 28-day period if the interest periods consist of 28 days or are monthly, or over the closest period if the interest periods are quarterly or biannual, as determined by the Mexican central bank as of the date on which each interest or corresponding default period commences in the terms of the “Payment of Interest” clause of this agreement.

“LIBOR Rate” shall mean the average annualized interest rate that appears on the LIBOR01 Page, (USD) column (“LIBOR01 Page”) of the THOMSON REUTERS BBA LIBOR RATES U.S. Domestic Money Service, which is published on said page by the British Bankers' Association through THOMSON REUTERS monitoring system, such as applicable rates in U.S. dollars for the corresponding interest or accounting period and that are offered on the London interbank market by various banks offering said quotes at the close of operations (11:00 AM London time), 2 (two) business days in London prior to the commencement of the corresponding interest or accounting period. The foregoing, with the understanding that it shall be deemed a Business Day provided deposit transactions in U.S. dollars in the London interbank market are made, , with the understanding that if no such transactions take place in the London interbank market because it is not a Business Day, the rates of the immediately-preceding Business Day will be used

“TIIE Rate” (Commencement of Period) shall mean, with respect to each ordinary interest period, the latest equilibrium interbank interest rate (i) over 28-day periods if interest periods consist of 28 days or are monthly or (ii) over 91 days or the equivalent thereof if interest periods are quarterly (with the understanding that if no listings are provided for the corresponding period pursuant to the above, listings for the nearest period shall be used) determined and published by the Mexican central bank in the Official Gazette of the Federation at or prior to the commencement of such interest period based on the listings provided by Mexican lending institutions. With respect to every default interest period, the latest equilibrium interbank interest rate over a 28-day period or that which replaces it pursuant to the above and is published at or prior to the commencement of said interest period shall apply.

“US GAAP” shall mean U.S. generally accepted accounting principles in effect.

“Operating Income” shall mean, at the close of each accounting period, the result of (a) all the sales, either in full or in installments, minus (b) the sum of (i) discounts made on said sales, (ii) sales costs, (iii) sales expenses, (iv) administration expenses and (v) the depreciation and amortization expenses for said person.

TWO. OPENING OF THE LINE OF CREDIT. BANAMEX agrees to grant and make available to the CLIENT a loan for up to the amount of US$7,000,000.00 (SEVEN MILLION DOLLARS 00/100, CURRENCY OF THE UNITED STATES OF AMERICA), with the understanding that the amount of said loan does not include interests, expenses, commissions or any other sums that must be paid by the CLIENT pursuant to this agreement.

The CLIENT shall use the amounts it draws down on the loan referred to herein to finance CAPEX, electric power cogeneration plant.

The CLIENT, within the 10 (ten) days following drawdown(s) on the loan, shall demonstrate the correct use of the loan to the satisfaction of BANAMEX.

THREE. DRAWDOWN ON THE LOAN. The CLIENT may make use of the loan by means of one or more drawdowns and exclusively during a term that shall not exceed 365 (three hundred sixty-five) days counted as of the signature date of this instrument, provided that the day it intends to draw down on the loan is a Business Day in Mexico and in New York and that the following requirements have been met:

a). The CLIENT has notified BANAMEX by telephone of the amount and the date on which it is requesting to draw down on the loan. In the event BANAMEX agrees to the drawdown, it shall inform the CLIENT by telephone of: (i) the date of the drawdown, (ii) the applicable interest rate and (iii) the terms for paying principal and interest.

b). The CLIENT has delivered to BANAMEX the original version of the document referred to in the “Verifying Documents” clause.

c). The amounts drawn down have not exceeded the amount of the loan.

d). The facts set forth in this agreement have continued without any material adverse change as of the date of the drawdown and/or no grounds for acceleration or event that, with the passage of time, may constitute grounds for acceleration has occurred.

e). The preemptive notices have been filed with the Public Registry of Property and the corresponding certificates of encumbrances have been issued by said registry.

The CLIENT may not request the cancellation of a drawdown once it has been requested in terms of this clause. In the event that for any reason not attributable to BANAMEX the drawdown does not take place, the CLIENT shall compensate BANAMEX for any loss or expense that BANAMEX incurs.

BANAMEX shall deposit the amounts to be drawn down to checking account in dollars number 4212508 (four two one two five zero eight), which the CLIENT has opened at BANAMEX branch number 0023 (zero zero two three).

FOUR. VERIFYING DOCUMENTS. For the purpose of documenting the drawdown on the loan, the CLIENT shall execute and deliver to BANAMEX a promissory note that shall set forth:

a). As principal, the amount of the drawdown on the loan.

b). As payment dates for principal and interests, the corresponding dates in accordance with the provisions contained in the “Payment of the Principal” and “Payment of Interest” clauses.

c). As the execution date, that on which the drawdown on the loan is carried out in the terms and manner satisfactory to BANAMEX.

The CLIENT acknowledges that the execution and delivery of the promissory note that records the drawdown on the loan do not constitute payment, novation, modification or extinguishment of the obligations that the CLIENT assumes toward BANAMEX in this agreement.

The promissory note indicated in this clause, as well as the accounting entries and/or account statements and/or slips and documents issued by BANAMEX with respect to credits and debits that BANAMEX makes to the corresponding checking account, shall have probative value in any proceeding related to this agreement.

FIVE. PAYMENT OF THE PRINCIPAL. The CLIENT shall pay BANAMEX, without need for requirement, notice, protest or notification of any kind, the full amount of the loan drawn down precisely on the dates established as due dates for principal in accordance with the promissory note executed pursuant to the “Verifying Documents” clause and whose dates are contained in the form of promissory note that accompanies this agreement as Exhibit “C” and is an integral part of it, provided that these do not exceed a 72 (seventy-two) month period following the date on which the drawdown on the loan takes place, including a grace period of 18 (eighteen) months for payment of the principal.

SIX. PAYMENT OF INTEREST. The CLIENT shall pay BANAMEX, as of the date of the loan drawdown and when due, ordinary interest on the principal unpaid amount of the loan as follows: (i) the annual rate and (ii) the periods and dates of payment that are provided in the form of promissory note that accompanies this agreement as Exhibit “C” and that will be executed in order to demonstrate that the drawdown on the loan has taken place in accordance with the “Verifying Documents” clause.

In the event of default on the full and timely payment of the amounts owed to BANAMEX pursuant to this agreement, the unpaid principal amount shall only accrue default interest as of the date following the date due and until the day such amount is fully paid, at an annual rate equal to:

a).      For the amounts that must be paid in Dollars, the LIBOR Rate times 3 (three). The foregoing, with the understanding that : (i) if the result of multiplying the LIBOR Rate times 3 (three) is greater than adding 30 (thirty) points to the LIBOR Rate, the annual default interest rate shall be the result of adding the points set forth herein to the LIBOR Rate, and (ii) if the result of multiplying the LIBOR Rate times 3 (three) is less than adding 15 (fifteen) points to the LIBOR Rate, the annual default interest rate shall be the result of adding the points indicated herein to the LIBOR Rate.

In the event in which the LIBOR01 Page ceases to be published by the Thomson Reuters information system, a substitute rate shall calculated by taking the arithmetic average of the bank quotes that appear on the “Libo” page average line (the periods that do not appear on this page will be calculated by linear interpolation) of the US domestic money service that is transmitted through Thomson Reuters monitoring system by various banks that offer such quotes at the close of operations (at 11:00 AM London time).

b).     For the amounts that must be paid in pesos, the TIIE Rate multiplied by 2 (two), with the understanding that: (i) if the result of multiplying the TIIE Rate by 2 (two) is greater than adding 100 (one hundred) points to the TIIE Rate, the annual default interest rate shall be the result of adding the points set forth herein to the TIIE Rate, and (ii) if the result of multiplying the TIIE Rate by 2 (two) is less than adding 20 (twenty) points to the TIIE Rate, the annual default interest rate shall be the result of adding the aforementioned points to the TIIE.

If it is not possible to obtain this rate as indicated above, the following shall apply:

1).     If the TIIE Rate ceases to be published by the Mexican central bank, default interest shall be calculated at the annual CETES Rate plus 0.40 (zero point four zero) points.

2).     If, in addition to the TIIE Rate, the CETES Rate cannot be obtained, default interest shall be calculated at the annual CCP Rate plus 2.6 (two point six) points.

3).     If it is not possible to determine default interest in accordance with the foregoing items, it shall be calculated at an annual rate that is the product of 3 (three) times the latest default interest rate it is possible to determine.

The aforementioned default interest shall be payable on demand, regardless of whether BANAMEX accelerates the term provided for paying off the loan, in which case, as of the acceleration date, the default interest shall accrue on unpaid balance thereof.

The default interest rate shall vary throughout the time in which the default continues. For such purpose, the latest applicable benchmark rate published on or before the date on which each default interest rate period begins shall be used, with the understanding that: (i) the first default interest period shall begin on the day on which default commences and shall end in the following month, on the day that corresponds numerically to the day on which the unpaid amount in question became due and (ii) each subsequent default interest period shall begin on the day following the day on which the prior period would have ended and shall end in the following month, on the day that corresponds numerically to the day on which the prior period ended. In the event there is no day that corresponds numerically to the day on which default began, or on which the prior interest period ended, in the calendar month in question, the latest applicable benchmark rate published on the last Business Day of the corresponding month shall be used.

All ordinary and default interest provided for in this agreement shall be calculated based on a year consisting of 360 (three hundred sixty) days and taking into account the number of days that actually pass during the corresponding default interest period.

SEVEN. COMISSIONS. The CLIENT must pay BANAMEX a commission for opening the line of credit that is equal to 1.15% (one point one five percent) of the total amount of the loan, plus value added tax, which is payable upon the execution of this loan agreement.

EIGHT. TAXES. All of the amounts that the CLIENT must pay BANAMEX under this agreement shall be paid without any deductions or withholdings and shall be paid free of any taxes. The CLIENT shall pay all Taxes and expenses related to these to ensure that BANAMEX obtains full amounts, except for the amounts that BANAMEX has to pay as income tax.

If any authority commands, charges or requires that BANAMEX pay any Tax (except for the income tax to be paid by BANAMEX) in connection with the amounts owed by the CLIENT pursuant to this agreement, BANAMEX shall notify the CLIENT of such requirement and deliver to it the related documents, and the CLIENT shall address the authority’s requirement in the terms established for such purpose, pay the corresponding Tax and deliver to BANAMEX the original receipts or other receipts that prove satisfactory payment for this within 5 (five) Business Days of the date on which such Tax becomes payable.

The CLIENT shall reimburse BANAMEX on demand for any amount that BANAMEX must disburse for Taxes on the amounts owed by the CLIENT pursuant to this agreement and any other expense derived from any claim related to them, except for the amounts that BANAMEX has to pay as income tax.

If any amount payable by the CLIENT to BANAMEX under this agreement is subject to value added tax, the CLIENT shall pay BANAMEX both the amount in question and the corresponding value added tax.

The CLIENT shall indemnify and hold BANAMEX harmless regarding any proceeding related to Taxes arising from this agreement, except for the amounts that BANAMEX has to pay as income tax. The obligations of the CLIENT established in this clause shall survive even after the termination of this agreement.

NINE. ADVANCE PAYMENT. The CLIENT may pay back the loan in advance in full or in part, provided: (i) that this is requested of BANAMEX at least 5 (five) Business Days in advance; (ii) that it is current regarding payments due in accordance with this agreement; (iii) that the advance payment amount is equal to or greater than a repayment; and (iv) that it pays BANAMEX for the loss, if any, the latter incurs as a result of the advanced payment of the loan (hereinafter, “Advance Payment Premium”).

BANAMEX shall notify the CLIENT of the amount of the Advance Payment Premium, which shall be determined by BANAMEX using the following formula:

Breakup Cost = MAX [0, Unpaid Balance x (Fund Rate [0] – Funding Rate [P]) x Remaining Period / 360 x Discount Factor]

Where:

Breakup Cost:	Advance Payment Premium
Unpaid Balance:	Unpaid Principal as of the Advance Payment Date
Funding Rate[0]:	Fund rate on the date of commencement of the loan / For a variable rate: fund rate at the last re-pricing or interest payment
Funding Rate[P]:	Fund rate as of the remaining period on the advance payment date
Remaining Period:	Loan maturity date – advance payment date (in days) / For variable rate: cut-off date of the next coupon – advance payment date
Discount Factor:	Multiple used to discount the value of future flow at its actual value

TEN. PAYMENT ALLOCATION. All the amounts that are paid to BANAMEX pursuant to this agreement shall be used by BANAMEX in the following order:

a). To the payment of Taxes;

b). To the payment of all costs and expenses BANAMEX incurs;

c). To the payment of commissions;

d). To the payment of default interest;

e). To the payment of ordinary interest due;

f). To the payment of the due and unpaid balance of the loan, with the understanding that if several loan repayments are due, they will be used to pay them as of the due date in reverse;

g). To the advance payment of ordinary interest accrued and not due; and

h) To the advance payment of the unpaid balance not due.

ELEVEN. PLACE AND TERMS OF PAYMENT. All of the amounts BANAMEX is owed shall be paid in accordance with the following:

a). When the amount to be paid is denominated in Dollars, payments must be made before 1:00 PM (New York City time) by bank deposit to BANAMEX account number 10991186 (one zero nine nine one one eight six), opened with Citibank N.A. at the branch located at 399 Park Avenue, New York, New York, United States of America, which is recognized by the parties as the place of payment. The payments herein indicated must be made precisely on their corresponding due dates in accordance with this agreement, or on the following Business Day (in Mexico and New York), without any additional cost if the due date falls on a day that is not a Business Day in Mexico and New York. When, during a calendar month in which any payment must be made, there is no day that is numerically equal to the day set as the date of payment, such payment must be made on the last Business Day in Mexico and New York of the corresponding calendar month, and the method of payment shall be deposit to checking account number 4212508 (four two one two five zero eight) opened with BANAMEX at branch 0023. For such purpose, the CLIENT expressly and irrevocably authorizes and instructs BANAMEX to charge to such account or to any of the other checking accounts, if necessary, that the CLIENT has at BANAMEX all the amounts payable in accordance with this agreement and to apply them to paying off the loan on the maturity date. This authorization does not release the CLIENT from its obligation to make payments at the place indicated in this clause until BANAMEX has received the full amounts owed to it. This authorization shall be irrevocable as long as there are unpaid amounts under the loan.

In order to avoid doubts regarding the interpretation of the foregoing paragraph, it is clarified that the provisions of such paragraph shall in no way be construed as a double payment obligation for the CLIENT in the terms of this agreement.

b). When the amount to be paid is denominated in pesos, payments must be made by 2:00 PM (time in the city where payment is to be made) to account number 5589957 (five five eight nine nine five seven) at BANAMEX branch 0023 (zero zero two three), which is recognized by the parties as the place of payment. Notwithstanding the foregoing, the CLIENT may pay at any BANAMEX branch located in the United Mexican States; this does not include self-service branches or branches located in corporate offices (SEC).

The payments herein indicated must be made precisely on their corresponding due dates in accordance with this agreement, or on the following Business Day, without any additional cost if the due date falls on a day that is not a Business Day. When, during a calendar month in which any payment must be made, there is no day that is numerically equal to the day set as the date of payment, such payment must be made on the last Business Day of the corresponding calendar month.

The parties agree that BANAMEX may modify the place or the terms of payment herein indicated, provided that the CLIENT is notified in writing at least 10 (ten) Business Days in advance of the payment date in question. The CLIENT hereby waives its right to receive any kind of remuneration or compensation from BANAMEX for such reason.

The parties agree that the CLIENT may consult all movements regarding the loan granted in this agreement on the account statement corresponding to the checking account indicated in the foregoing “Drawdown on the Loan” clause.

TWELVE. SET-OFF. BANAMEX is expressly and irrevocably authorized by the CLIENT to, without the need for notification or previous requirement, set off the due and unpaid amounts of the loan and all of the settled, due and payable debts that exist for BANAMEX in favor of the CLIENT, including, but not limited to, debts arising from deposits made by the CLIENT with BANAMEX.

Once set-off has been done, BANAMEX shall notify the CLIENT that it has done so, with the understanding that the lack of notification shall not affect the validity of the set-off.

THIRTEEN. SPECIAL OBLIGATIONS. Until all debts under this agreement are paid, the CLIENT and GUARANTORS shall:

a). Deliver to BANAMEX:

(i)     Within 90 (ninety) days of the close of each quarter of each fiscal year, the CLIENT's consolidated and individual financial statements and those of the GUARANTORS, including, without limitation, the balance sheet and income statements for that quarter and for the period that began at the end of the immediately-previous fiscal year and that ended at the close of such quarter, prepared in accordance with US GAAP and certified by the chief financial officer of the CLIENT and the GUARANTOR.

(ii)     Within 180 (one hundred eighty) days following the end of each of its fiscal years, the CLIENT's consolidated and individual annual financial statements and those of the GUARANTORS (including a list of the main balance sheet entries) prepared in accordance with US GAAP and duly audited by an independent auditor acceptable to BANAMEX, with the understanding that if the CLIENT and the GUARANTORS are not obligated by applicable tax provisions to audit their financial statements, the annual financial statements delivered to BANAMEX must be certified and signed by the chief financial officer of the CLIENT or GUARANTOR, or by the chief executive officer, as the case may be.

(iii)     Within 10 (ten) business days of being made aware, notification of any event that constitutes or that, with the passage of time, may constitute grounds for acceleration, along with a certificate issued by the chief financial officer of the CLIENT containing the details of such event, as well as measures whose adoption is proposed with respect thereto.

(iv)     Within 10 (ten) Business Days of the CLIENT and/or any of the appearing parties receiving service of process, notification of any action or material proceeding brought against them or any of his businesses, operations or assets, along with a certificate issued by the chief financial officer of the CLIENT describing the nature of such action or proceeding and the measures whose adoption is proposed in this regard.

(v)     Within the term reasonably set by BANAMEX for every case, but never more that 30 (thirty) calendar days, any information that is reasonably requested from it by BANAMEX.

b). Maintain in force all authorizations, licenses and concessions required in the ordinary course of business and to fulfill its obligations.

c). Abstain from doing or permitting any significant change in the line or the nature of its business, considering the nature of its business as of the date of this agreement.

d). Maintain books and other accounting records that properly show its financial situation and the results of its operations, prepared in accordance with US GAAP.

e). Allow the people that BANAMEX designates to inspect its facilities and/or accounting records, to take notes on and make transcriptions of them and to perform appraisals on its assets during business days and hours, with at least 2 (two) business days’ prior notice from BANAMEX to the CLIENT.

f). Maintain at all times a short-term debt coverage ratio of no less than 1.25 (one point two five), with “Short-Term Debt Coverage Ratio” for each quarter of each fiscal year being understood as the result of dividing, using yearly financial information, (i) the sum of Operating Income plus depreciation and amortization, plus capital contributions made in cash, minus the sum Taxes plus dividends plus maintenance CAPEX, plus other recurring income or minus other recurring expenses, by (ii) the sum of Net Financial Expenses plus the current portion of long-term debt.

g). Maintain at all times a total debt coverage ratio of no greater than 3.2 (three point two) as of December 2015 (two thousand fifteen) and 2016 (two thousand sixteen) and no greater than 3.0 (three point zero) as of December 2017 (two thousand seventeen) until the loan's maturity, with “Total Debt Coverage Ratio” for each quarter of each fiscal year being understood as the result of dividing, using accumulated financial information from the consolidated statement corresponding to the 12 (twelve) trailing months prior to the month in which such ratio is calculated, (i) Financial Debt by (ii) the sum of Operating Income plus depreciation and amortization.

h). Maintain at all times an interest coverage ratio of no less than 3.5 (three point five), with “Interest Coverage Ratio” for each quarter of each fiscal year being understood as the result of dividing, using accumulated financial information from the consolidated statement corresponding to the 12 (twelve) trailing months prior to the month in which such ratio is calculated, (i) the sum of Operating Income plus depreciation and amortization at the close of each accounting period by (ii) the sum of Net Financial Expenses.

i.) Maintain at all times a liquidity ratio of no less than 1.2 (one point two), with “Liquidity Ratio” for each quarter of each fiscal year being understood as the result of dividing, using accumulated financial information from the consolidated statement, (i) current assets by (ii) current liabilities at the close of the accounting period. The foregoing, with the understanding that this must include all assets and all liabilities that, pursuant to US GAAP, must be accounted for as current assets and liabilities.

j). Maintain at all times a leverage ratio of no greater than 1.35 (one point three five), with the “Leverage Ratio” for each quarter of each fiscal year being understood as the result of dividing, using accumulated financial information from the consolidated statement, Total Liabilities by stockholders’ equity, and with stockholders’ equity being understood as the sum by which Total Assets exceed Total Liabilities.

k). Abstain from making, during 2015, investments in fixed assets in an aggregate total amount of 5.57% (five point five seven percent) on consolidated sales for the immediately-previous fiscal year, of 3.10% (three point one zero percent) for 2016 and of 1.00% (one point zero zero percent) starting as of 2017, using financial information from the 12 (twelve) trailing months prior to the month of calculation, and/or making any investments in fixed assets if any grounds for acceleration have arisen or could arise as a result of such investment. For purposes of the foregoing, investments in fixed assets shall mean any investments made in: plants, machinery, equipment or any other fixed assets, as well as in the capital stock or assets of any other company, including renewals, improvements, replacements and leases on fixed assets that must be capitalized pursuant to US GAAP, but excluding the repairs that are necessary for their operation.-----------------------------------------------------------------------------------------------------

l). Take into consideration and comply with ecological laws; the preservation, restoration and improvement of the environment; the protection of natural areas and wild and aquatic flora and fauna; the rational use of natural elements; foresight regarding air, water and soil pollution; and, in general, each and every provision of the General Law on Ecological Equilibrium and Environmental Protection and any other law applicable in this regard.

m). The CLIENT and any of the appearing parties shall not take on additional debt or bank liabilities without the prior written authorization of BANAMEX.

n). Following the drawdown on this loan, the CLIENT and/or appearing parties may not enter into any transactions that imply flows to the parent company or any affiliate that is not accredited by BANAMEX, or to any not participating in this agreement guaranteeing obligations, unless they are the result of its transactions and are carried out under market conditions.

o). The CLIENT and the appearing parties must together maintain a total stockholders’ equity of at least US$62,000,000.00 (Sixty-two million dollars 00/100, legal tender of the United States of America).

The financial information that the CLIENT must provide to BANAMEX must be expressed in dollars in accordance with US GAAP and must be consolidated for the companies belonging to the group in Mexico. Calculations of accounting ratios shall be prepared based on the above, with the understanding that the calculation prepared at the close of any period not falling on the close of the fiscal year shall be prepared based on the financial statements certified by the chief financial officer or, as the case may be, by the chief executive officer of the CLIENT and of subsidiaries, and calculations prepared at the close of any fiscal year shall be prepared based on audited financial statements.

In addition, the parties agree that if the CLIENT fails to perform on any of the special obligations set forth in this clause, the CLIENT must irrevocably pay BANAMEX liquidated damages, which shall be set at that time, unless the CLIENT requests an exception from BANAMEX for breach and is granted this. Otherwise, BANAMEX shall at all times retain its right to accelerate the payment of the loan.

FOURTEEN. GROUNDS FOR ACCELERATION. If any of the following events takes place, BANAMEX may accelerate payment of the loan, in which case the CLIENT shall pay on demand the unpaid principal amount of the loan; ordinary and default interest, if any; costs and expenses; and any other amounts payable by the CLIENT to BANAMEX without the need for protest, claim, notice, request or any other type of notification:

a)      If the CLIENT does not pay on a timely basis any of the payments of principal, interests, fees, costs or expenses or any other amounts arising under this agreement.

b)      If the CLIENT cancels the checking account indicated in the “Drawdown on the Loan” clause and/or the “Place and Terms of Payment" clause and does not specify another checking account in advance and to BANAMEX’s satisfaction.

c)      If the CLIENT uses the loan funds for purposes other than those herein provided for.

d)      If any representation made or information provided by the CLIENT or any of the appearing parties to BANAMEX in connection with this agreement is false or inaccurate in any respect that, to the reasonable judgment of BANAMEX, is significant.

e)      If at any time and for any reason the CLIENT and/or any of the appearing parties or any other person challenges the validity or enforceability of this agreement or of any other document related to it, with the understanding that, with respect to challenges by third parties, said challenge is not cured within 45 (forty-five) days of the initiation thereof.

f)      If the CLIENT or any of the appearing parties initiates any administrative or judicial proceeding against BANAMEX and/or any other member of Grupo Financiero Banamex, S.A. de C.V. and/or of Citigroup, Inc.

g)      If the CLIENT or any or the appearing parties breaches, or declares acceleration of, any obligation in favor of BANAMEX and/or any other member of Grupo Financiero Banamex, S.A. de C.V. and/or Citigroup, Inc.

h)      If the CLIENT and/or any or the appearing parties breaches: (i) the payment of any of its material debts with financial institutions and/or auxiliary credit organizations, whether national or foreign; (ii) with any other term, covenant or condition contained in the agreement or instrument pertaining to such debts, if the effect of said breach is to accelerate the maturity of said debt; or (iii) with any agreement, whether civil or commercial, executed with third persons, and that is relevant and material to maintain its transactions and/or its financial condition.

i)      If the CLIENT and/or any of the appearing parties violates any law, regulation, rule and/or order applicable or final material judgment, including, without limitation, the payment when due of all taxes, contributions and governmental material tax burdens levied on any of them or on their assets, except in the event a judicial or administrative appeal is filed with respect thereto and as long as said violation does not adversely affect their financial situation or the operation of their businesses.

j)      If the CLIENT admits in writing its inability to pay its debts or generally assigns its properties in benefit of creditors, or any concurso mercantil proceeding or insolvency proceeding is brought by or against the CLIENT.

k)      If a strike petition or any collective labor suit is brought against the CLIENT and/or any of the appearing parties and such proceeding is not resolved within 90 (ninety) days of the initiation thereof.

l)      If any authority or any person confiscates, expropriates or assumes the custody or the control of all or any significant portion of the assets of the CLIENT and/or any of the appearing parties, displaces the management of the CLIENT or limits in a material and relevant manner their authority to operate their business.

m)      If a proceeding to dissolve or liquidate the CLIENT and/or any of the appearing parties is commenced and such proceeding is not resolved within 90 (ninety) days of the commencement thereof.

n)      If the CLIENT and/or any of the appearing parties is merged and/or spun off and/or reduces its capital stock without the prior authorization of BANAMEX.

ñ)      If the CLIENT and/or any of the appearing parties sells, leases, subleases, lends without charge, assigns, transfers or otherwise makes use of or transfers the possession, ownership, use or enjoyment of its fixed assets to a third party, except for the sale of fixed assets carried out to replace obsolete fixed assets that are to be renewed.

o)      If the CLIENT or any of the appearing parties establishes any mortgage, pledge or encumbrance of any kind on its assets without the prior consent of BANAMEX.

p)      If the CLIENT makes a payment of dividends or any other type of payment with respect to stock or shares of its capital stock without the prior written consent of BANAMEX.

q)      If International Textile Group, Inc. ceases to have control (directly or indirectly) over the CLIENT’s capital stock.

r)      If any event or condition occurs that has or may have a significant material adverse effect on the operation of the businesses and/or financial condition of the CLIENT and/or in the event that any judgment, requirement or order of any authority is issued against the CLIENT with the aforementioned effects and is not cured within 30 (thirty) days of the date on which it occurs.

s)      If the mortgages are not duly registered as THIRD mortgages with the corresponding public registry of property and commerce within a period of 180 (one hundred eighty) Business Days from the signature date of this agreement.

t)      If a forfeiture proceeding in the terms of the Federal Forfeiture Law is initiated regarding the guarantees herein established in favor of BANAMEX.

u)      If the CLIENT i) sells, leases, subleases, lends without charge, assigns, transfers or otherwise makes use of or transfers the possession, ownership, use or enjoyment of the PROPERTY and/or ii) if it is attached by any judicial or administrative authority and/or iii) if it is used to constitute a new guarantee to third parties without BANAMEX's prior written consent.

FIFTEEN. BOND. In order to guarantee the timely payment of each and every amount that the CLIENT must pay to BANAMEX in accordance with this agreement, as well as each and every expense incurred by BANAMEX in asserting any of its rights in accordance herewith, the GUARANTOR is hereby designated joint GUARANTOR of the CLIENT, and in the event promissory notes are executed in order to record drawdowns on the loan, it must endorse such promissory notes.

The GUARANTOR hereby waives the right to have all remedies first exhausted against the principal, to force a lender to sue the principal debtor first and to be liable for only its proportionate share of the debt that are established in the Federal Civil Code, and, therefore, each and every one of their legal consequences. Thus, the parties acknowledge that the expiration and prescription of the bond are not applicable if BANAMEX does not take legal action against the CLIENT for the breach of the principal obligation during the month after the term expires; if the GUARANTOR requests that BANAMEX bring an action for performance of the obligation during the one-month period and BANAMEX does not exercise its rights during such period once the principal becomes due; or if an action filed in either case is discontinued for more than three months without justified cause.

The GUARANTOR also expressly and unconditionally waives the assertion or alleging of any defense regarding the payment of the amounts that the CLIENT must pay BANAMEX and that is not merely personal to the CLIENT.

The GUARANTOR authorizes BANAMEX to grant the CLIENT any extension or grace period, without extinguishing the bond, as the case may be, as well as to keep it in effect if (i) this agreement is amended or new encumbrances or conditions are established, (ii) if the GUARANTOR cannot subrogate itself to the rights and privileges of BANAMEX due to the latter’s fault or negligence, (iii) due to the lack of perfection or release of the guarantee(s) granted in accordance with this agreement, (iv) due to any lack of validity or enforceability of this loan or of any other agreement or instrument related thereto, (v) due to any right to set-off claimed or filed for by the CLIENT and (v) in any other circumstance that in any other manner might represent a defense or release of the CLIENT.

This bond will remain in effect if, at any moment and for any reason, any amount that the CLIENT delivers to BANAMEX as payment for the amounts owed in the terms of this agreement and/or the expenses incurred by BANAMEX while asserting any of its rights pursuant to this agreement must be returned by BANAMEX for any reason as if such payment had never been made.

The GUARANTOR agrees that in the event BANAMEX assigns, discounts or transfers its rights and obligations under this agreement, the bond hereby created shall remain in full force and effect and shall be binding on the GUARANTOR before any successor in interest, assignee or acquiror.

The GUARANTOR irrevocably authorizes BANAMEX to provide to the judicial and regulatory authorities and to the persons that such authorities indicate credit information on the GUARANTOR in the terms of the “Information” clause hereof. Therefore, the GUARANTOR hereby waives legal action against BANAMEX in connection with exercising this power.

The GUARANTOR irrevocably authorizes BANAMEX to set off each and every liquid and enforceable amount for which BANAMEX is responsible in favor of the GUARANTOR in the same terms as those established in the “Set-Off” clause.

The GUARANTOR must perform all obligations assumed by the CLIENT in the “Special Obligations” clause, and, additionally, BANAMEX may declare the acceleration of the loan if the GUARANTOR incurs any of the events described in the “Grounds for Acceleration” clause, with the understanding that all references to the CLIENT provided in such clauses shall be understood as if such clauses also applied to the GUARANTOR.

SIXTEEN. PACKAGE MORTGAGE. As guarantee for the performance of each and every obligation derived from this agreement, the PACKAGE MORTGAGE GUARANTOR is creating a THIRD package mortgage in favor of BANAMEX on the complete industrial unit making up the company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, in the terms of article 67 (sixty-seven) of the Lending Institutions Act.

The mortgage shall include, but not be limited to: (i) the corresponding concession or authorization, as the case may be; (ii) any collection right in favor of the company; (iii) any present or pending future proceed; (iv) natural accretions of the company; (v) the future improvements and assets that become part of the company; (vi) all material elements, real or personal property described in background VIII (Roman numeral eight), IX (Roman numeral nine), X (Roman numeral ten) and XI (Roman numeral eleven) of this instrument allocated to the company’s use, considered as a whole and a list of which is attached hereto as Exhibit D; and (vii) the monies in cash corresponding to ordinary use, as well as credits in favor of the company deriving from its transactions.

The mortgage shall guarantee each and every interest accrued under the loan throughout its entire term and until it is paid off in full, which shall be duly registered with the corresponding public registry(ies) of property and commerce.

Each and every mortgaged property guarantees the total unpaid amount of the loan and shall not be totally or partially released until the loan is completely paid off pursuant to this agreement. The PACKAGE MORTGAGE GUARANTOR hereby waives the provisions of article 2912 (two thousand nine hundred twelve) of the Federal Civil Code and similar articles of the state (including the Federal District) where the mortgaged Coahuila Properties are located.

The PACKAGE MORTGAGE GUARANTOR shall comply with the obligations assumed by the CLIENT, and, additionally, BANAMEX may accelerate the payment of the loan if the PACKAGE MORTGAGE GUARANTOR incurs any of the events described in the “Causes for Acceleration” clause, with the understanding that all references to the CLIENT made in such clause shall be understood as if also made to the PACKAGE MORTGAGE GUARANTOR.

In order for the properties that make up the package mortgage herein created to be maintained, the parties hereby appoint MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS DEPOSITARY of such properties (the “DEPOSITARY”). The DEPOSITARY shall be considered receiver and must maintain such properties while there are unpaid balances in favor of BANAMEX at the PACKAGE MORTGAGE GUARANTOR's domicile located at Carretera Parras Paila Km. 3.5, Col. Centro, C.P. 27980, Parras, Coahuila, and must not make use of such properties or encumber them in any way, or grant their use or enjoyment to persons other than the PACKAGE MORTGAGE GUARANTOR.

The DEPOSITARY accepts the position conferred, without any right to remuneration, stating that at the signature date of this agreement he is receiving to his full satisfaction the possession of the properties subject matter of the guarantee. The DEPOSITARY shall allow BANAMEX or the persons designated by BANAMEX access at any time so that they may perform inspections on the properties subject matter of the guarantee, as well as deliver such properties to BANAMEX, whenever it requires this.

BANAMEX may remove the DEPOSITARY in the event of a breach of any obligation of the CLIENT, the DEPOSITARY or the PACKAGE MORTGAGE GUARANTOR.

If removed, the DEPOSITARY shall deliver, to the place of deposit and within the 48 (forty eight) hours following his removal, all the properties and documents in his custody in connection with his position to the new DEPOSITARY designated by BANAMEX.

SEVENTEEN. MORTGAGE. As guarantee for the performance of all the obligations derived from this agreement, the MORTGAGE GUARANTOR hereby creates a THIRD mortgage in favor of BANAMEX on the Morelos Property described in item VII.1 (ROMAN NUMERAL SEVEN POINT ONE) of the background chapter of this agreement.

The mortgage shall be extended to include the natural accretions of the Morelos Property, to the improvements made by the owner to the aforementioned property, to the personal property permanently attached to the property and that cannot be separated without damaging said property or without damaging it or such personal property, to the new buildings built on the mortgaged property and to the new floors built in the mortgaged buildings, to the proceeds of the mortgaged property as long as said proceeds are generated before BANAMEX demands the payment of the owed amounts, to due and unpaid rents when the performance of the guaranteed obligations is demanded and to everything corresponding de facto and de jure to the mortgaged property, without any reservations or restrictions, in accordance with articles 2896 (two thousand eight hundred ninety-six) and 2897 (two thousand eight hundred ninety-seven) of the Federal Civil Code and similar articles of the civil code of the state where this agreement is executed.

The mortgage shall guarantee each and every interest accrued on the loan for the totality of its term and until it is paid off in full. This shall be duly registered with the corresponding public registries of property.

The mortgaged property guarantees the total unpaid amount of the loan, which shall not be fully or partially released until the loan is completely paid off pursuant to this agreement. The MORTGAGE GUARANTOR hereby waives the provisions of article 2912 (two thousand nine hundred twelve) of the Federal Civil Code and similar articles of the state (including the Federal District) where the mortgaged properties are located.

The MORTGAGE GUARANTOR shall comply with all obligations assumed by the CLIENT, and, additionally, BANAMEX may accelerate the payment of the loan if the MORTGAGE GUARANTOR becomes subject to any of the events described in the “Grounds for Acceleration” clause, with the understanding that all references to the CLIENT made in such clause shall be understood as if also made to the MORTGAGE GUARANTOR.

EIGHTEEN. INSURANCE. The CLIENT and the MORTGAGE GUARANTOR shall obtain and maintain in force the following as long as there is an unpaid amount under the loan using an insurance company acceptable to BANAMEX:

PROPERTY AND CASUALTY INSURANCE, which, in accordance with common and market standards at the place where the properties provided as guarantee for this loan are located, covers any risk that endangers the physical integrity of said properties and includes, but is not limited to: fire, lightning, explosion, hurricane and storm winds, flood and swell, hail and snow, strike and popular uprising, aircraft or objects falling from them and vehicles, smoke or soot, burst pipes or accidental pipe or water supply system leaks, accidental discharge or water spillage or vapor leak, damage due to the obstruction of downspouts, the accumulation of hail, falling trees, satellite and radio dishes of non-commercial use, earthquake, volcanic eruption and damage or loss of profit resulting from the explosion of vats, equipment or any other container that is normally subject to pressure.

The PROPERTY AND CASUALTY INSURANCE policy must be obtained with blanket coverage for an amount equal to the unpaid balance of the loan at the time at which the claim is notified to the insurer.

The risks covered by the insurance policies referred to in this clause shall be subject to the insurability requirements, exclusions, deductibles, co-insurance policies and conditions established by the insurance company from which they are obtained.

BANAMEX shall be designated first and irrevocable beneficiary on the PROPERTY AND CASUALTY INSURANCE policies for up to the unpaid amount of the loans at the time of the corresponding indemnity payment. Additionally, the PROPERTY AND CASUALTY INSURANCE policy shall mention the mortgages created to guarantee the loan pursuant to the terms of article 109 (one hundred nine) of the Insurance Contract Law. The insured amount for fire and additional coverage shall be adjusted on June 30th and December 31st of each year. In the event of a partial loss that affects the mortgaged property(ies), the CLIENT and/or the MORTGAGE GUARANTOR shall allocate the corresponding indemnity to its/their repair. The amounts received, if any, by BANAMEX from the insurance company as a result of the corresponding insurance indemnities shall be allocated to the advance payment of the loan, without any discount or penalty whatsoever.

In the event any risk covered by the aforementioned insurance policy occurs, the CLIENT and/or MORTGAGE GUARANTOR, or, as the case may be, its successors in interest, shall immediately give written notice to BANAMEX, identifying in a reliable manner the claim, the corresponding loan and the reason for the claim. The insured party shall notify the remainder of its successors in interest of the contents of this clause. In order to make the insurance policy effective, the interested parties shall additionally provide BANAMEX with any other document required in connection with the corresponding claim.

In any event, cancellation of the insurance policy may only be requested from the insurance company with BANAMEX's prior written consent.

The CLIENT is severally obligated with the MORTGAGE GUARANTOR to pay the premiums amounts derived from obtaining the corresponding insurance policies.

The CLIENT shall deliver to BANAMEX the corresponding insurance policies within no more than 30 (thirty) calendar days after the signature date of this agreement, and, as the case may be, in connection with the renewal of said policies, the 30 (thirty) days shall commence on the expiration of the corresponding policies or their renewal, as the case may be.

If the MORTGAGE GUARANTOR does not provide evidence that the insurance policy has been obtained or the corresponding premium has been paid, BANAMEX may, without being obligated to do so, obtain said insurance policy and/or pay the corresponding premium. If BANAMEX, in spite of not being obligated to do so, pays the insurance premium amounts, the CLIENT and the MORTGAGE GUARANTOR shall reimburse it for said amounts on demand.

NINETEEN. REPORTING AND RESTRICTION. In the terms of article 294 (two hundred ninety-four) of the General Law on Negotiable Instruments and Credit Transactions, BANAMEX reserves the right to at any time report this agreement and to restrict or report the period for drawdown or the amount of the loan, or both simultaneously, simply by giving written notice to the CLIENT.

The CLIENT, however, shall not be entitled to report this agreement or to restrict the amount or period for drawdown on the loan.

TWENTY. ASSIGNMENT AND DISCOUNT. The parties agree that only BANAMEX is authorized, after giving prior written notice to the CLIENT, to transfer, negotiate in any way or encumber the rights herein indicated and/or the documents referred to in the “Verifying Documents” clause and/or any other document related hereto, provided that such transfer, negotiation or encumbrance does not imply a cost or additional burden for the CLIENT.

In the event BANAMEX is bound vis-a-vis the assignee, acquiror or lender to monitor the use of the loan or the performance of the obligations of the CLIENT, the CLIENT shall be obligated to provide BANAMEX with the necessary means for carrying out the above purposes.

The parties agree that BANAMEX is authorized to transfer its obligations.

The CLIENT waives, in the event BANAMEX transfers, negotiates in any form or encumbers the rights and/or obligations hereof, being delivered or paid the interest referred to in the second paragraph of article 299 (two hundred ninety-nine) of the General Law on Negotiable Instruments and Credit Transactions.

After giving prior written notice to the CLIENT, the CLIENT may authorize BANAMEX so that, in any case provided for in this clause, even prior to the corresponding transfer or encumbrance, it may provide all the information that the new lender or assignee requires regarding the CLIENT.

TWENTY-ONE. INFORMATION. The CLIENT acknowledges that BANAMEX is required by law to provide judicial and administrative (including regulatory) authorities and the persons designated by them with information on operations they carry out with their clients.

Additionally, with respect to information relating hereto and other related documents, the CLIENT irrevocably authorizes BANAMEX to:

a) Process it using the data processing systems generally used by BANAMEX.

b) Disclose or provide it to its affiliates or subsidiaries and its directors, officers, employees, auditors, service providers and representatives and to the directors, officers, employees, auditors, service providers and representatives of such affiliates or subsidiaries to the extent these individuals need to know the information required in connection with the operations to be carried out pursuant to this agreement.

c) Notwithstanding the generality of foregoing item b), disclose or provide it to the companies that are members of the same financial group to which BANAMEX pertains, as well as to the foreign companies that are part of the corporate group to which BANAMEX pertains, to the extent these individuals need to know the information required in connection with operations to be carried out pursuant to this agreement. The foregoing applies both to operations carried out by these companies in direct or indirect connection herewith and to the offer of the products they market.

d) Disclose it to credit bureaus and request CLIENT information from such companies in the terms of applicable law.

TWENTY-TWO. COSTS AND EXPENSES. The CLIENT shall pay BANAMEX, on demand, after prior written notice given by BANAMEX for such purpose, all costs and expenses reasonably incurred by BANAMEX in connection herewith and with the performance hereof, and/or in connection with the documents related hereto.

In the event of default on the payment of such costs and expenses, the CLIENT shall pay default interest, which is payable on demand, on the unpaid amount as of the date on which BANAMEX makes the corresponding demand for payment and until the day payment is made in full. Such interest shall be calculated at the default interest rate and in the terms provided in the “Payment of Interest” clause.

TWENTY-THREE. NOTICES. Except as otherwise provided herein, all notices shall be made in writing and shall be considered duly given if personally delivered to the addresses indicated in this agreement.

The parties designate the following addresses:

BANAMEX: Motolinía No. 1, Colonia Centro, C.P. 62000, Cuernavaca, Morelos

CLIENT: PARRAS CONE DE MÉXICO, S.A. DE C.V. Carretera Parras Paila Km 3.5, Colonia Centro, C.P. 27980, Parras, Coahuila

GUARANTOR:

BURLINGTON MORELOS, S.A. DE C.V. Km 2.5, Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

MANUFACTURAS PARRAS CONE, S.A. DE C.V. Carretera Parras Paila Km 3.5, Col. Centro, C.P. 27980, Parras, Coahuila

BURLINGTON YECAPIXTLA, S.A. DE C.V. Km 2.5, Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

SERVICIOS BURLMEX, S.A. DE C.V. Km 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

CONE DENIM YECAPIXTLA, S.A. DE C.V. Km 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

CASIMIRES BURLMEX, S.A. DE C.V. Km 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

PACKAGE MORTGAGE GUARANTOR: Carretera Parras Paila Km 3.5, Col. Centro, C.P. 27980, Parras, Coahuila

MORTGAGE GUARANTOR: Km 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

DEPOSITARY: Km 2.5 Yecapixtla Agua Hedionda S/N, C.P. 62820, Yecapixtla, Morelos

So long as each party does not notify the others of a change of address, service of process, notices and other judicial and extrajudicial proceedings shall be notified and shall have full legal effect at the address herein specified.

TWENTY-FOUR. GOVERNING LAW. This contract shall be governed by and construed in accordance with the commercial laws applicable in the United Mexican States, and, in their absence, by the Federal Civil Code.

TWENTY-FIVE. JURISDICTION. For the resolution of any dispute in connection with this agreement, the parties expressly submit to the jurisdiction of the courts of Mexico City, Federal District or the courts of the place where this contract is signed, at the discretion of the plaintiff, and specifically waive any other jurisdiction to which they may be entitled for any reason.

TWENTY-SIX. PRIVACY NOTICE. In accordance with the provisions of the Federal Law on the Protection of Personal Data in Possession of Private Parties, BANAMEX hereby informs the CLIENT that the information obtained in connection with the execution of this agreement shall be treated as confidential, using the systems provided for such purpose, and shall be used for the operation and registration of the products for which the CLIENT contracts, as well as to offer it, as the case may be, other financial or banking products of BANAMEX or of any of its affiliates, subsidiaries, parent companies, associates, agents or companies that are members of Grupo Financiero BANAMEX, as well as promotions of other goods or services related to the aforementioned banking products.

Furthermore and when appropriate, the CLIENT may limit the use or disclosure of its information or exercise its rights of access, rectification, erasure or blocking granted under the aforementioned law by means of a request delivered to the address provided in this agreement or to any BANAMEX branch. In addition, it has the right to bring a data protection proceeding with the Federal Institute for Access to Information and Data Protection (IFAI, in Spanish) within 15 (fifteen) days following the date on which it receives a reply from BANAMEX or as of the date on which the 20 (twenty) day period counted as of the date of receipt of its request concludes.

BANAMEX must notify the CLIENT of any change to the privacy notice contained in this clause by means of a written notice sent via any medium indicated in the “Notices” clause of this agreement, or it may do so using messages published at BANAMEX branches.

---------------------------------------------- P E R S O N A L I T Y

--- I. Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS states under affirmation and subject to the strictest liability that his personality as special attorney-in-fact of the companies PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE and CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE has not been revoked or modified in any manner and that he has the powers necessary for executing this legal transaction. The personality and legal existence of his principals are demonstrated as follows:

a). The legal existence and representation of the company PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 170,924, dated January 24, 2014, made before and witnessed by Mr. IGNACIO R. MORALES LECHUGA, head notary of Notary Office No. 116 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE MINUTES CONTAINING THE UNANIMOUS SHAREHOLDERS RESOLUTIONS of PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 22, 2014 and in which, among other resolutions, the granting of powers of attorney was recorded, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit E, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

b). The legal existence and representation of the company BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 170,922, dated January 24, 2014, made before and witnessed by Mr. IGNACIO R. MORALES LECHUGA, head notary of Notary Office No. 116 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE GENERAL ORDINARY SHAREHOLDERS MEETING MINUTES of BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 21, 2014 and in which, among other resolutions, the granting of powers of attorney was recorded, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit F, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

c). The legal existence and representation of the company MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 170,923, dated January 24, 2014, made before and witnessed by Mr. IGNACIO R. MORALES LECHUGA, head notary of Notary Office No. 116 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE MINUTES CONTAINING THE UNANIMOUS SHAREHOLDERS RESOLUTIONS of MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 21, 2014 and in which, among other resolutions, the granting of powers of attorney was recorded, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit G, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

d). The legal existence and representation of the company BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 74,737, dated January 23, 2014, made before and witnessed by Mr. IGNACIO SOTO SOBREYRA SILVA, head notary of Notary Office No. 13 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE MINUTES OF THE UNANIMOUS RESOLUTIONS adopted out of session by the shareholders of BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 22, 2014 and in which a SPECIAL POWER OF ATTORNEY was granted to him, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit H, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

e). The legal existence and representation of the company SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 74,736, dated January 23, 2014, made before and witnessed by Mr. IGNACIO SOTO SOBREYRA SILVA, head notary of Notary Office No. 13 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE MINUTES OF THE UNANIMOUS RESOLUTIONS adopted out of session by the shareholders of SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 22, 2014 and in which a SPECIAL POWER OF ATTORNEY was granted to him, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit I, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

f). The legal existence and representation of the company CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 74,736, dated January 23, 2014, made before and witnessed by Mr. IGNACIO SOTO SOBREYRA SILVA, head notary of Notary Office No. 13 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE MINUTES OF THE UNANIMOUS RESOLUTIONS adopted out of session by the shareholders of CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 22, 2014 and in which a SPECIAL POWER OF ATTORNEY was granted to him, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit J, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

g). The legal existence and representation of the company CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, by means of a notarially-certified copy of notarial instrument number 74,736, dated January 23, 2014, made before and witnessed by Mr. IGNACIO SOTO SOBREYRA SILVA, head notary of Notary Office No. 13 of Mexico City, Federal District, which contains: THE NOTARIZATION OF THE MINUTES OF THE UNANIMOUS RESOLUTIONS adopted out of session by the shareholders of CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE, which were adopted on January 22, 2014 and in which a SPECIAL POWER OF ATTORNEY was granted to him, for which a copy of its certificate is attached to this appendix and record of this notarial instrument as Exhibit K, which corresponds to it and a copy of which will be attached to the notarially-certified copies issued.

II. Mr. EDUARDO XAVIER VILLALOBOS GAITAN and Ms. SOLEDAD GARCIA TREJO state under affirmation that their personality has not been revoked or modified in any way, which they hereby demonstrate with the notarial certifications to be added to the appendix and record of this notarial instrument as Exhibit L, and a copy of which is attached to the notarially-certified copy or copies issued.

--- It is supplemented by the following instruments:

--- BANCO NACIONAL DE MÉXICO is a CORPORATION that was formed in accordance with the laws of the United Mexican States and that changed form according to a decree published in the Official Gazette of the Federation on August 16, 1991 and to a registration entry in the Public Registry of Commerce of Mexico City, Federal District under commercial folio number 65,126, which is fully authorized in accordance with its corporate purpose to execute this instrument and to assume the obligations herein established. Its activity is regulated by the Lending Institutions Act, which was published in the Official Gazette of the Federation on July 18, 1990, in which the appointments, powers of attorney, appointments of chief trust officers and, in general, the agencies and powers granted by the company whose corporate form is being changed shall remain in effect in accordance therewith so long as they are not expressly revoked or modified.

--- By means of notarial instrument number 46,837, dated August 1, 2001, recorded in the notarial record book of Notary Office No. 1 of Mexico City, Federal District, made before and witnessed by the head notary, Mr. Roberto Núñez y Bandera, Banco Nacional de México, Sociedad Anónima, became a subsidiary in accordance with the Lending Institutions Act and of the General Rules for Establishing Subsidiaries of Financial Institutions Abroad, and, as a result, its corporate bylaws were fully amended. Such notarial instrument was registered with the Public Registry of Commerce of Mexico City, Federal District, under commercial folio number 65,126.

--- According to the bylaws of the company that are currently in effect, this company is named BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX.

-------------------------------------------- I, THE NOTARY, ATTEST:

I. That to my judgment, the appearing parties have the minimum legal capacity necessary for the execution of this legal transaction.

II. That I have had before me all of the documents indicated throughout this notarial instrument and that the text of them herein inserted concurs with that of the corresponding original documents, to which I am referring.

III. That, after having read this instrument to the appearing parties and explained to them the value and legal scope of its contents, they stated to me their agreement herewith, signed it and ratified it in witness whereof on the same day of the month on which it was executed; that they were made aware of the punishments imposed upon those making false statements under affirmation; and that they provided me with the following personal information:

Mr. EDUARDO XAVIER VILLALOBOS GAITÁN is a Mexican citizen from Mexico City, Federal District, where he was born on February 8, 1969; is married; is a bank officer; is the holder of taxpayer identification number VIGE6902084R2; is the holder of unique population registration code number VIGE690208HDFLTD06; is domiciled at Calle Motolinia No. 1, Colonia Centro, C.P. 62000, Cuernavaca, Morelos; and is identifying himself with voter ID number 0000012274514, which was issued by the Federal Electoral Institute and which bears his photograph.

Ms. SOLEDAD GARCÍA TREJO is a Mexican citizen from Mexico City, Federal District, where she was born on April 12, 1963; is single; is a bank officer; is the holder of taxpayer identification number GATS630412JCO; is the holder of unique population registration code number GATS630412MDFRRL00; is domiciled at the same place as the previous party; and is identifying herself with voter ID number 0000011989898, which was issued by the Federal Electoral Institute, Federal Voter Registry, and which bears her photograph.

Mr. JOSÉ MANUEL GONZÁLEZ LAGUNAS is Mexican by birth and is from Temixco, Morelos, where he was born on December 24, 1965; is married; is employed; is the holder of taxpayer identification number GOLM651224CV1; is the holder of unique population registration code number GOLM651224HMSNGN00; is domiciled at Km 2.5 Carretera Yecapixtla Agua Hedionda sin número, Yecapixtla, Morelos; is visiting this city; and is identifying himself with voter ID number 0000033022360, which was issued by the Federal Electoral Institute, Federal Voter Registry, and which bears his photograph.

IV. I am DEFINITIVELY AUTHORIZING THIS NOTARIAL INSTRUMENT in accordance with article 64 of the state Notary Act, as it does not give rise to any federal tax whatsoever.

I ATTEST.

Eduardo Xavier Villalobos Gaitan, Alfonso García, José Manuel González Lagunas, Signatures. Before me. Hugo Salgado Castañeda. Signature. Seal of authorization.

--------------------------------------- DOCUMENTS IN THE APPENDIX

A. CERTIFICATES OF ENCUMBRANCES OR OF NO ENCUMBRANCES OF THE STATE OF MORELOS

B. CERTIFICATES OF ENCUMBRANCES OR OF NO ENCUMBRANCES OF THE STATE COAHUILA DE ZARAGOZA

C. FORM OF PROMISSORY NOTE

D. LIST OF PROPERTIES

E. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY PARRAS CONE DE MÉXICO, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

F. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY BURLINGTON MORELOS, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

G. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY MANUFACTURAS PARRAS CONE, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

H. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY BURLINGTON YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

I. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY SERVICIOS BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

J. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY CONE DENIM YECAPIXTLA, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

K. PERSONALITY OF MR. JOSÉ MANUEL GONZÁLEZ LAGUNAS, AS ATTORNEY-IN-FACT OF THE COMPANY CASIMIRES BURLMEX, SOCIEDAD AN”NIMA DE CAPITAL VARIABLE.

L. PERSONALITY OF MR. EDUARDO XAVIER VILLALOBOS GAITAN AND MS. SOLEDAD GARCIA TREJO, AS ATTORNEYS-IN-FACT OF BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX.

M. SECOND PREEMPTIVE NOTICES.

N. PAYMENT OF PUBLIC REGISTRY FEES.

THIS IS A FIRST NOTARIALLY-CERTIFIED COPY, THE FIRST OF ITS KIND, WHICH HAS BEEN TAKEN FROM THE REGISTRY OF NOTARIAL INSTRUMENTS OF NOTARY OFFICE NO. 2 OF THIS CITY; WHICH I AM ISSUING TO BANCO NACIONAL DE MÉXICO, SOCIEDAD AN”NIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX; WHICH CONSISTS OF                                PAGES THAT HAVE BEEN COMPARED, CORRECTED AND AUTHORIZED BY ME; AND WHICH BEAR MY SIGNATURE AND SEAL AS HEAD NOTARY OF SUCH NOTARY OFFICE. Cuernavaca, Morelos on

BCL*

460-2015